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                                     BYLAWS

                                       OF

                                      MPRI

                           (Adopted 18 November 1998)



                                    ARTICLE I

                                      Name

     The name of the Corporation shall be MPRI, Inc. (formerly Military Professional Resources, Inc.), whose principal office and place of business shall be at 1201 East Abingdon Drive, Suite 425, Alexandria, Virginia 22314. The business location may change as required.

                                   ARTICLE II

                                  Capital Stock

     The aggregate number of shares that the Corporation shall have authority to issue is 200,000 of no par value.

     MPRI shall be an "S" Corporation until such time as it is no longer qualified under law or a majority of outstanding shares vote to discontinue the "S" status.

                                   ARTICLE III

                              Stockholder Meetings

     Stockholder meetings shall be held at any suitable location on a date determined by the Chairman and agreed upon by the CEO. There shall be an annual meeting of the stockholders during the fourth calendar quarter prior to 30 November of each year, for the purpose of electing directors, receiving information on the company's financial performance, and voting on such other issues as may be brought before the stockholders.

     The Chairman of the Board, the CEO, or a number of stockholders representing twenty or more percent of the outstanding shares of common stock may call a special meeting of the stockholders by giving written notice to the Secretary. Such special meetings shall take place within forty-five days of proper notice filed with the Secretary.

     Notice of each stockholder meeting shall be mailed to the stockholder's address of record in the stock book not less than thirty days, or transmitted telephonically or electronically directly to the stockholder not less than twenty-one days, prior to a scheduled meeting. Stockholders are responsible for filing changes of address, both electronic and mailing, with the Secretary.

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     The stockholders may at their discretion choose to elect the officers of the Board of Directors through motions properly made and seconded in writing prior to the annual stockholder meeting, or from the floor at the meeting, provided that such motions are approved by the majority of the stock represented in person or by proxy. Should the stockholders not so choose, the officers of the Board shall be elected by the Board itself.

                                   ARTICLE IV

                             Quorum of Stockholders

     Except as hereinafter provided, and as otherwise provided by law, at any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding represented by stockholders of record in person or by proxy, shall constitute a quorum. When a quorum is present at any meeting, a majority of the stock represented shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or of the certificate of the Corporation or of these Bylaws, a larger and different vote is required, in which case such expressed provision shall govern and control the decision of such question.

                                    ARTICLE V

                                Proxy and Voting

     Stockholders of record may vote at any stockholder meeting either in person or by proxy in writing. The proxy shall be presented to the Secretary before being voted. Such proxies shall entitle the holders thereof to vote at any such meeting, but shall not be valid after final adjournment thereof. Each stockholder shall be entitled to one vote for each share of stock held.

     Motions carried by majority vote of the stockholders shall not be altered or overturned by the Board of Directors or the Executives of the Company.

                                   ARTICLE VI

                               Board of Directors

     The Board of Directors (the Board) shall consist of nine directors elected by the stockholders for two-year terms. Terms shall be staggered. The Chief Executive Officer of the Company shall serve as the tenth member of the Board. The Board, at its discretion, may appoint up to four additional directors, for a total of fourteen voting members.

     A nominating committee consisting of the Chairman of the Board, the CEO, and the Secretary shall nominate a slate of candidates for consideration at the annual Stockholders Meeting. In addition, nominations may be presented from the floor at stockholder meetings, and ballots shall provide for write-in candidates.

     The Board Officers shall be a Chairman, a Vice-Chairman, a Secretary, and a Treasurer. The office of Secretary and Treasurer may be combined into a single position if so voted. Board Officers may be elected by the Stockholders should the Stockholders so choose, or by the Board itself, for one or two year terms (see Article III).

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     The Board may also appoint any or all of the eight Incorporators of MPRI as
Director Emeritus to serve one to three year terms. A Director Emeritus shall be a nonvoting member serving in an honorary capacity and entitled to attend and offer remarks during all regularly scheduled Board meetings.

     Each Director shall have one vote, and the Chairman is a voting member. Voting may be by voice, show of hands, or written ballot, as determined by the Chairman.

     The Board shall have an Executive Committee consisting of the Chairman of the Board who shall also chair the Executive Committee, the Vice-Chairman of the Board, the Secretary, the Treasurer, and the CEO. The CEO may not serve as the Chairman of the Executive Committee. No more than two members of the Executive Committee may be full time employees of the company.

                                   ARTICLE VII

                        Powers of the Board of Directors

     The Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as not contrary to the laws of the State of Delaware, the certificate of incorporation, or these Bylaws.

     The Board shall exercise overall control of the Corporation. The responsibilities of the Board shall include, but not be limited to, the following:

               Policy matters
               Financial oversight
               Distributions to shareholders
               Monitor business operations
               Corporate investments
               Merger and acquisition actions
               Corporate goals and objectives
               Long range plans and programs
               Legal and liability matters
               Compensation packages for senior corporate officers Fund corporate employee bonuses
               Appoint and/or remove corporate officers

     The Executive Committee shall act on behalf of the Board in discharging its responsibilities to the stockholders for matters not requiring action by the full Board under these Bylaws. The Committee shall, as a minimum, periodically review the business activities and financial status of the corporation. The Committee may, acting for the Board, approve the repurchase of any outstanding shares of stock by the Corporation.

     The removal or replacement of Corporate Officers and new stock issues or options shall require a two-thirds majority vote of the Board of Directors for approval. The Executive Committee may not decide on issues requiring a two-thirds vote. Other decisions may be by majority vote, or made by the Executive Committee on behalf of the Board.

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                                  ARTICLE VIII

                              Meeting of Directors

     The Board of Directors shall meet each December as a minimum. The Chairman may call additional Board meetings as deemed necessary.

     The Chairman of the Board may, at his discretion, call for a vote of the Directors on one or more specific issues by mail or electronic means without calling a Board meeting. Such actions and votes shall be recorded, signed by the Chairman, and entered into the minutes of the next meeting of the Board.

     The Executive Committee shall, as a minimum, meet once each quarter that Board meetings are not scheduled. The Committee Chairman may call additional meetings as deemed necessary. The Committee shall compile reports of meetings for insertion into the minutes at the next meeting of the Board, and shall disseminate the reports to Directors following each Committee meeting.

                                   ARTICLE IX

                               Quorum of Directors

     A majority of the members of the Board of Directors, as constituted at the time of the meeting, shall constitute a quorum for the transaction of business, except that meetings deciding issues requiring a two-thirds majority vote will require a minimum of three-quarters of the voting members present. Issues shall be decided by majorities as described in Article VII.

     Four of the five members of the Executive Committee, to include the Committee Chairman, shall be present to constitute a Committee quorum.

                                    ARTICLE X

                                  Distributions

     As long as MPRI remains an "S" Corporation, the stockholders shall receive quarterly distributions to enable tax payments on profits. The exact percent of each quarterly distribution shall be determined by the Executive Committee of the Board of Directors or the Board itself, however, the amount shall never be less than fifty percent of the quarter's apparent profits based upon a financial review by the company's Certified Public Accountant. Four payments to stockholders shall be made on or before the fifteenth of the tax month for the quarter.

     Stockholders shall be furnished prior to, or at, the annual meeting, a balance sheet reflecting the financial condition of the corporation through the second quarter of the current calendar year.

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                                   ARTICLE XI

                     Corporate Officers and Responsibilities

     The Officers of the Corporation shall be: the President and Chief Executive Officer (CEO); the Executive Vice President and Chief Operating Officer (COO); the Senior Vice President and Chief Financial Officer (CFO); the Senior Vice Presidents and General Managers of Business Groups; and such other Vice Presidents as the Board appoints.

     The CEO, subject to review by the Executive Committee or the Board, shall prescribe the duties of Company Officers.

     The CEO shall be the senior Corporate Officer, serve as the General Manager of the company, and be responsible to the Board for the profit/loss of the business (the Board is responsible to the stockholders). The CEO responsibilities include hiring and/or replacement of all corporate staff employees; setting salaries and bonuses for all corporate staff employees other than the management team; agreements and contracts; allocating resources and establishing priorities; and compliance with directions or guidance given by the Board or the Executive Committee.

     The COO shall be the number two ranking executive in the company, assist the CEO as required, and act in his place during periods of non-availability. The COO may, if so appointed by the Board or designated by the CEO, serve in an additional capacity as the General Manager of the company's administrative and support staff elements.

     The company shall have a Management Team to control the normal activities of the business. The Management Team shall be comprised of the CEO, COO, CFO, and the Senior Vice Presidents and General Managers of the Business Groups. The Board of Directors shall control bonuses and other incentive awards for the Management Team.

     Program and Project Managers, unless designated as Vice Presidents, are not corporate officers.

                                   ARTICLE XII

                               Checks and Vouchers

     All checks and vouchers of the Corporation shall be signed by such person or persons as may be designated by the Board of Directors or the Executive Committee and all funds of the Corporation shall be deposited in the depository or depositories designated by the Board or the Committee.

                                  ARTICLE XIII

                            Resignations and Removals

     Any Director or officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary to the Corporation.

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Any such notice shall take effect at the time specified therein, or if the time is not specified therein, upon the acceptance of such notice by the Board of Directors. Any officer of the Corporation may be removed by the Board for cause by a two-thirds majority vote.

     The stockholders, at any meeting called for the purpose, may by majority vote remove from office any Director or company officer, and elect or appoint his successor.

                                   ARTICLE XIV

                                    Vacancies

     If the office of any Director or Officer becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the Board may choose a successor or successors, who shall hold office for the unexpired term. Vacancies on the Board of Directors may be left unfilled or may be filled for the unexpired term by the stockholders at a meeting called for that purpose, otherwise such vacancies shall be filled by the Board of Directors.

                                   ARTICLE XV

                              Certificate of Stock

     Every stockholder shall be entitled to a certificate, or certificates, of the capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the Corporate Seal of the Corporation, setting forth the number and kind of shares. Such certificates shall be signed by the President or the Chairman and Secretary of the Corporation. Stockholders must be U.S. citizens.

                                   ARTICLE XVI

                                Transfer of Stock

     Subject to the restrictions contained herein, shares of stock may be transferred by delivery of the certificates accompanied either by an assignment in writing on the back of the certificates, or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary forms, federal and state transfer so assigned or endorsed. The person registered on the books of the Corporation as the owner of any share of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the Corporation of his designated mailing address.

                                  ARTICLE XVII

                        Restrictions on Transfer of Stock

     Restrictions on the transfer of stock, if any, and as set by the Board must be annotated on the back of the stock certificate.

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                                  ARTICLE XVIII

                                 Transfer Books

     The Transfer Books of the stock of the Corporation may be closed for a period not exceeding thirty (30) days in anticipation of the annual stockholders' meeting as the Board of Directors may determine. In lieu of closing the transfer books, the Board of Directors may fix a day not more than thirty (30) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meetings shall be determined, and only stockholders of record on such day shall be entitled to notice of, or to vote at such meeting.

                                   ARTICLE XIX

                              Loss of Certificates

     In case of the loss, mutilation or destruction of a certificate of stock, a duplicate of the certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE XX

                                      Seal

     The seal of the Corporation shall consist of a flat-faced circular die with "CORPORATE SEAL" in the center and the name of the Corporation around the outer border.

                                   ARTICLE XXI

                                   Amendments

     Bylaws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by a two-thirds vote of the Board of Directors or a majority vote of the stockholders.

     APPROVED AND ADOPTED at a meeting of Board of Directors 3 March, 1988.

     AMENDED BY THE BOARD OF DIRECTORS:

               18 December 1991
               15 December 1992
               15 December 1993
               17 December 1996

     AMENDED BY THE STOCKHOLDERS:

               18 November 1998


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                                   MPRI, INC.

                             Action Taken By Written
                         Consent of the Sole Stockholder

                                  June 30, 2000



     The undersigned, being the sole stockholder of MPRI, Inc. a Delaware corporation (the "Corporation"), acting without a meeting does hereby take the following action:

          RESOLVED, that, in accordance with the By-laws of the Corporation, Vernon B. Lewis, Jr., Joseph J. Went, John W. Foss, Ronald H. Griffith, Raphael J. Hallada, Carl E. Vuono, Richard G. Trefry, Carl
          W. Stiner, Jack N. Marritt, Stanley A. Arthur, Gordon R. Sullivan, J.H. Binford Peay, III, Richard I. Neal and James L. Jarnerson be, and hereby are, removed as directors of the Corporation effective as of the date hereof; and that, to fill one of the vacancies created by the removal of all existing directors of the Corporation, Christopher C. Cambria be, and hereby is, elected to serve as a director of the Corporation, to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until removed from office; and that the By-laws of the Corporation be, and hereby are, amended to provide that the Board of Directors shall be comprised of one single director and that the first paragraph of
          Article VI of the By-laws is hereby deleted and replaced in its entirety as follows:

               "The Board of Directors shall initially consist of one director and may consist of between one and nine directors as hereafter determined by resolution of the Board of Directors establishing the number of directors from time to time. Directors shall serve until their replacement is duly elected by the stockholders of the Company".

     IN WITNESS WHEREOF, the undersigned stockholder has executed this Consent as of the date written above.


                                     L-3 COMMUNICATIONS CORPORATION



                                     By: /s/ Christopher C. Cambria
                                         ---------------------------------------
                                         Christopher C. Cambria
                                         Vice President